                                   EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT

    This REGISTRATION RIGHTS AGREEMENT is dated as of July 11, 1997, by and between The Travel Channel, Inc., a Virginia corporation, and Paxson Communications Corporation, a Delaware corporation.

                              PRELIMINARY STATEMENT
                              ---------------------

    The Travel Channel, Inc. ("Travel") and Paxson Communications Corporation ("PCC"), together with Landmark Communications, Inc. ("LCI"), have entered into an Asset Acquisition Agreement, dated as of June 13, 1997 (the "Asset Acquisition Agreement"), pursuant to which Travel Channel Acquisition Corporation ("TCAC") has on the date of this Agreement acquired certain assets owned or rights held by Travel in consideration for, among other things, the issuance by PCC to Travel of certain shares of Class A Common Stock. The parties desire to enter into this Agreement to provide Travel with certain rights with respect to the registration of such shares. The delivery of this Agreement by PCC and Travel was a condition to the obligations of the parties at the closing under the Asset Acquisition Agreement.

                                   AGREEMENTS
                                   ----------

    In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, PCC and Travel, intending to be bound legally, agree as follows:

    Section 1. Definitions. As used in this Schedule 6.14, the following terms have the meanings specified below and include the plural as well as the singular:

    "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that, for purposes of Section 5, any "Person" or "group" (each as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 10% of the capital stock having ordinary voting power in the election of directors of such Person (if a corporation) or more than 10% of the partnership or other ownership interests of such Person (if other than a corporation) will be deemed to control such Person.

    "Class A Common Stock" means the Company's Class A Common Stock, par value $0.001 per share.

    "Class B Common Stock" means the Company's Class B Common Stock, par value $0.001 per share.

    "Class C Common Stock" means the Company's Class C Common Stock, par value $0.001 per share.

    "Common Stock" means Class A Common Stock, Class B Common Stock, Class C Common Stock and all securities of any issuer issued, in exchange for, or as a dividend or other distribution on, outstanding shares of the Common Stock.

    "Company" means Paxson Communications Corporation, a Delaware corporation.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Holder" means any holder of Registrable Shares.

    "NASD" means the National Association of Securities Dealers, Inc.

    "Other Senior Registrable Shares" means (i) all Common Stock and all Common Stock issuable with respect to any Rights designated from time to time prior to the Closing Date (as defined in the Asset Acquisition Agreement to which this Schedule 6.14 is attached) by the Company as "Other Senior Registrable Shares,"
(ii) all Common Stock issued upon conversion of any Common Stock referred to in clause (i) above, (iii) all Common Stock issued with respect to any securities referred to in clause (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise, and (iv) all other Common Stock held from time to time by any holder of Common Stock described in clause (i), (ii) or
(iii) above.

    "Parity Holder" means any party designated from time to time by the Company as a "Parity Holder" who shall have registration rights with respect to Parity Registrable Shares having priority on Piggy Back Registration generally on parity in all material respects with the priority rights of Travel under Section 2(e) hereof.

    "Parity Registrable Shares" means all Common Stock held from time to time by a Parity Holder that is designated from time to time by the Company as "Parity Registrable Shares."

    "Person" means an individual or corporation, partnership, trust, unincorporated organization, association or other entity and includes any Governmental Authority.

    "Registrable Shares" means the Senior Registrable Shares, the Travel Registrable Shares and shares of Common Stock held by a Parity Holder. As to any particular Registrable Shares, such securities will cease to be Registrable Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 or Rule 144A under the Securities Act (or any similar rule then in force) or repurchased by the Company. For purposes of this Schedule 6.14, a Person will be deemed to be a Holder of Registrable Shares, and the Registrable Shares will be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Shares upon conversion or exercise of other securities, disregarding any restrictions or limitations upon such conversion or exercise, whether or not such acquisition has actually been effected (it being understood that the Company will not be required to include in any registration hereunder any securities other than Common Stock).

    "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Schedule 6.14, including, without limitation, all SEC and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit, if necessary, and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company; provided, however, that the Company will not be responsible for any underwriting discounts or commissions, fees and expenses of counsel to Travel, or transfer taxes, if any, attributable to the sale of Travel Registrable Shares.

    "Rights" shall mean, with respect to any Person, any subscription, option, warrant, right, convertible security or other agreement, instrument or commitment of any character obligating (contingently or absolutely) such Person to issue or sell any capital stock or other securities.

    "SEC" means the Securities and Exchange Commission or any successor thereof.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "Selling Holder" means a Holder of the Registrable Shares covered by a registration statement.

    "Senior Registrable Shares" means, collectively, all Common Stock issued directly or indirectly to BT Investment Partners, Inc., First Union Corporation of Virginia, National Union Fire Insurance Company of Pittsburgh, PA, Paribas North America, Inc., Paxson Enterprises, Inc., Sandler Mezzanine Partners, L.P., Sandler Mezzanine Foreign Partners, L.P., Sandler Mezzanine T-E Partners, L.P., Second Crystal Diamond, L.P., Union Venture Corporation, or any such parties' successors and assigns, all Common Stock issued with respect to any such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise, and all Other Senior Registrable Shares.

    "Travel" means The Travel Channel, Inc., a Virginia corporation, or any Affiliate of The Travel Channel, Inc. that acquires the Travel Registrable Shares.

    "Travel Registrable Shares" means all Common Stock issued to Travel pursuant to the terms of the Asset Acquisition Agreement to which this Schedule 6.14 is attached and all Common Stock issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise.

    Section 2. Piggyback Registration Rights.

    (a) Right to Company Piggyback. If at any time the Company proposes to file on its own behalf or, except as provided below, on behalf of any other Person, a registration statement under the Securities Act with respect to any Class A Common Stock (a "Registration Statement"), other than a registration statement on Form S-8, Form S-4 or any successor form, and pursuant to which the Company or such other Person proposes to sell Class A Common Stock (a "Proposed Registration"),and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), then the Company will give written notice to Travel if it holds Travel Registrable Shares as soon as practicable (but in no event less than 10 days before the anticipated initial filing date with the SEC). Such notice will: (i) subject to the provisions of this Section 2, offer Travel the opportunity to include in such filing such number of Travel Registrable Shares as Travel may request; and (ii) specify the proposed distribution arrangements. The Company shall not have any obligation to offer Travel the opportunity to include any Travel Registrable Shares in any such filing that does not involve the sale of Class A Common Stock by the Company (a "Secondary Registration") to the extent that doing so would be inconsistent with any contractual obligations of the Company as of the Closing Date to the Person on whose behalf such filing was made.

    (b) Requests to Piggyback. If Travel holds Travel Registrable Shares and desires to have any such Travel Registrable Shares registered under this Section 2, it will advise the Company in writing (a "Piggyback Registration Request") within five days after the date the Company sends the notice pursuant to Section 2(a) hereof (the "Piggyback Notice"). Such notice will set forth the amount of Travel Registrable Shares that Travel desires to have registered. Travel will be permitted to withdraw all or any part of its Registrable Shares from a Piggyback Registration at any time prior to the effective date of the related registration statement upon giving five days (or such other period specified by the Company if the Proposed Registration is for an underwritten public offering) prior written notice of such withdrawal to the Company.

    (c) Distribution Methods. Subject to Sections 2(d) and 2(g) below, if Travel delivers a Piggyback Registration Request in accordance with Section 2(b) hereof, the Travel Registrable Shares will only be distributed in an underwritten public offering if the Company (or, in the case of a Secondary Offering, the Person on whose behalf the Piggyback Registration is being effected) is also distributing shares in an underwritten public offering.

    (d) Change in Distribution Method. If the Proposed Registration is for (or includes) an underwritten public offering of securities to be sold for the account of the Company or the Holder of any Senior Registrable Shares, and if Travel has selected any other method of distribution for any of the Travel Registrable Shares that it has requested be included in the Piggyback Registration and if the managing underwriter of such proposed offering advises the Company in writing that, in its opinion, the distribution of such Travel Registrable Shares by such method will materially adversely affect the success of such offering of all such securities to be sold for the account of the Company or the Holder of any Senior Registrable Shares, then Travel shall not be entitled to include in such Piggyback Registration such number of such Registrable Shares that the managing underwriter determines will materially adversely affect the success of such offering (the "Non-Participating Shares"), unless Travel elects, by written notice to the Company within five days after receipt of such written advice, to include, subject to Section 2(e) hereof, in such underwritten public offering either all the Travel Registrable Shares requested to be registered by it or the Non-Participating Shares. If the Proposed Registration is not (and does not include) an underwritten public offering and such Proposed Registration includes securities to be sold for the account of the Company or the Holder of any Senior Registrable Shares, and if Travel has selected any method of distribution of any Travel Registrable Shares that is materially different from the method selected by the Company or the Holder of any Senior Registrable Shares for the distribution of such securities to be sold for its account, and if the Company shall determine that the distribution of such Travel Registrable Shares by such method will materially adversely affect the success of such sale of all such securities to be sold for the account of the Company or the Holder of any Senior Registrable Shares, then Travel, in order to have any Travel Registrable Shares registered, must select, by written notice to the Company within five days after such notice is sent by the Company, another method of distribution that in the reasonable judgment of the Company will not have such effect.

    (e) Priority on Piggyback Registrations. If the managing underwriter advises the Company that in its opinion (or, in the case of a Proposed Registration that is not for (and does not include) an underwritten offering of securities to be distributed for the account of the Company or the Holder of any Senior Registrable Shares, the Company determines) the amount or kind of securities proposed to be included in such offering (including, but not limited to, Registrable Shares to be included in accordance with Sections 2(c) and 2(d) above) will materially adversely affect the success of the offering of all securities proposed to be distributed for the account of the Company or the Holder of any Senior Registrable Shares, then the Company will include in such offering the amount and kind of securities, if any, that, in the opinion of such managing underwriter or the reasonable judgment of the Company, as the case may be, can be sold as follows:

                  (1) first, the securities the Company propose(s) to sell for its own account and any Senior Registrable Shares allocated among such parties as specified by the Company;

                  (2) second, the Registrable Shares requested to be included in such offering by Travel or Parity Holders who have delivered Piggyback Registration Requests, distributed among such Holders according to their respective Allocation Percentage of Available Shares (as described below); and

                  (3) third, the securities held by Persons other than the Holders of Senior Registrable Shares, Travel and Parity Holders requested to be included in such offering.

To the extent that the Company has been advised or has determined (as the case may be) that the number of Travel Registrable Shares and other securities requested to be included in such offering exceeds the number that can be sold in such offering without having a materially adverse effect on the success of such offering, the Company will include in such registration, prior to the inclusion of any securities that are not Registrable Shares, the number of Registrable Shares requested to be included that, in the opinion of the Company, can be sold in such offering without having such a materially adverse effect (the "Available Shares"), allocated first among the Company and the Holders of Senior Registrable Shares (as the Company and any such party may agree from time to time), second among the Holders of Travel Registrable Shares and Parity Shares who have delivered Piggy Back Registration Requests pro rata amongst such Holders on the basis of the number of securities requested to be included in such offering by such Holders.

    (f) Selection of Underwriters. If any Piggyback Registration is for an underwritten offering, the Company (or, in the case of a Secondary Offering, the Person on whose behalf the Piggyback Registration is being effected) will engage, on terms and conditions satisfactory to it, an investment banking firm to serve as managing underwriter for such offering.

    (g) Abandonment. The Company will have the right, upon prompt written notice to Travel delivering a Piggyback Registration Request, to abandon a Piggyback Registration.

    Section 3. Expenses. The Company (or Persons other than Travel) will pay all Registration Expenses in connection with each registration pursuant to Section 2 hereof, whether or not such registration becomes effective under the Securities Act; provided, however, that Travel will pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of Travel Registrable Shares pursuant to any such registration; provided, further, that Travel will pay its pro rata share of the incremental SEC registration filing fees attributable to any such registration pursuant to Section 2 hereof and will pay all fees and disbursements of its counsel incurred in connection therewith.

    Section 4. Registration Procedures.

    (a) With respect to any Piggyback Registration, the Company, subject to section 2 above will use reasonable efforts to effect the registration of all Travel Registrable Shares that Travel has requested to be included therein in accordance, subject to section 2, with the intended method(s) of distribution thereof reasonably promptly, and in connection with any such request, the Company will do the following:

         (1) prepare and file with the SEC a registration statement on any form selected by it for which the Company then qualifies and that is available for the registration of the Registrable Shares requested to be registered in accordance with the intended method(s) of distribution thereof, include (subject to Sections 2(d) and 2(e) above) in the registration on such form all Registrable Shares requested to be included, and use reasonable efforts to cause such registration statement to become effective;

         (2) prepare and file with the SEC such amendments and post-effective amendments and supplements to the registration statement or any prospectus as may be necessary to keep the registration statement effective for a period that will terminate on the earlier of sixty (60) days after the registration statement is officially declared effective by the SEC or when all Travel Registrable Shares covered by such registration statement have been disposed of;

         (3) notify Travel, at any time when a prospectus relating to Travel Registrable Shares covered by the registration statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the preliminary prospectus or prospectus included in such registration statement or any prospectus supplement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and the Company will, as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish to Travel a supplement or amendment to such preliminary prospectus, prospectus or prospectus supplement so that, as thereafter delivered to the prospective purchasers of the Travel Registrable Shares being distributed by Travel, such preliminary prospectus, prospectus or prospectus supplement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (4) if requested by Travel, the Company will cooperate and will promptly incorporate in a prospectus supplement or post-effective amendment to the registration statement at Travel's cost and expense such information concerning Travel and its intended method of distribution as it reasonably requests to be included therein (and which is not inappropriate, in the reasonable judgment of the Company, after consultation with its outside legal counsel), including, without limitation, with respect to any change in the intended method of distribution, the amount or kind of Travel Registrable Shares being offered by Travel, the offering price for such Travel Registrable Shares or any other terms of the offering or distribution of the Registrable Shares and make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

         (5) on or prior to the date on which the registration statement is declared effective, use reasonable efforts to register or qualify, and cooperate with Travel and its counsel, in connection with the registration or qualification of the Travel Registrable Shares covered by the registration statement for offer and sale under the securities or "blue sky" laws of each state and other U.S. jurisdiction as Travel reasonably (in light of the intended plan of distribution) requests in writing, use reasonable efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period the registration statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to permit the disposition in all such jurisdictions of the Travel Registrable Shares; provided, however, the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify, (ii) take any action that would subject it to general service of process in any jurisdiction where it would not otherwise be subject to such general service of process or (iii) subject itself to general taxation in any jurisdiction where it would not otherwise be subject;

         (6) cooperate with Travel, its legal counsel and any other interested party (including any interested broker-dealer) in making any reasonably-required filings or submissions required to be made, and the furnishing of all reasonably-required information in connection therewith, with the NASD; and

         (7) use reasonable efforts to cause all Travel Registrable Shares included in such registration statement to be listed, by the date of the first sale of Registrable Shares pursuant to such registration statement, on each securities exchange or interdealer quotation system on which similar securities issued by the Company issuing such Travel Registrable Shares then are listed or proposed to be listed, if any.

    (b) Travel, upon receipt of any notice from the Company of the occurrence of any event of the kind described in clause 3 of Section 4(a) above, will forthwith discontinue disposition of the Travel Registrable Shares pursuant to the registration statement covering such Travel Registrable Shares until Travel's receipt of the copies of the supplemented or amended preliminary prospectus or prospectus contemplated by such Section, and, if so directed by the Company, Travel will deliver to the Company all copies, other than permanent file copies then in Travel's possession, of the most recent preliminary prospectus or prospectus covering such Travel Registrable Shares at the time of receipt of such notice. Travel, upon receipt of any notice from the Company of the issuance of any stop order or blue sky order will forthwith, in the case of any stop order, discontinue disposition of the Travel Registrable Shares pursuant to the registration statement covering such Travel Registrable Shares or, in the case of any blue sky order, discontinue disposition of the Travel Registrable Shares in the applicable jurisdiction, until advised in writing of the lifting or withdrawal of such order. In the event the Company will give any notice pursuant to this Section 4(b), the Company will extend the period during which such registration statement will be maintained effective (including the period referred to in Section 4(a)(2) above) by the number of days during the period from and including the date of the giving of such notice to and including (i) in the case of a notice pursuant to the first sentence of this Section, the date when Travel will have received the copies of the supplemented or amended preliminary prospectus or prospectus contemplated by clause (4) of Section 4(a) above or (ii) in the case of a notice pursuant to the second sentence of this Section, the lifting or withdrawal of such stop order or blue sky order, as the case may be.

    (c) Not less than five days before the expected filing date of a registration statement pursuant to this Schedule 6.14, Travel shall provide the Company all information relating to Travel and Travel's disposition of the Travel Registrable Shares required to be included in such registration statement and any other information reasonably requested from Travel from time to time (the "Travel Information"). If the Company has not received, on or prior to the fifth day before the expected filing date, the Travel Information from Travel, the Company may file the registration statement without including Travel Registrable Shares. The failure to include in any registration statement the Travel Registrable Shares will not in and of itself result in any liability on the part of the Company to Travel. Travel shall immediately notify the Company in writing at any time when a prospectus relating to Travel Registrable Shares, to the extent it relates to Travel and Travel's disposition of the Travel Registrable Shares, contains any untrue statement of a material fact or a misstatement of a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, whereupon the Company will promptly prepare and file with the SEC (at Travel's expense if such circumstances are caused by Travel's failure to fulfill its obligations hereunder or by an untrue statement or omission relating to the Travel Information) a supplemental amendment to such prospectus so that, as thereafter delivered to prospective purchasers of registrable shares being distributed under any such prospectus, such prospectus or prospectus supplement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, Travel shall take all such other acts, deliver such other information and execute and deliver such documents and instruments in connection with the matters referenced herein (including, but not limited to, a custody agreement, power of attorney, lock-up letter and underwriting agreement), as the Company may reasonably request.

    (d) Notwithstanding any other provisions hereof, if the Company determines in its reasonable judgment after the filing of a Registration Statement that the fulfillment of its obligations hereunder would be detrimental to the Company, the Company may suspend its obligations hereunder for such period for which such obligations would be detrimental. In the case of any such suspension, the number of days from the commencement of the suspension until the Company advises the Travel that the suspension has been terminated shall not be counted in determining the thirty-day period referred to in Section 4(a)(2) hereof.

    Section 5. Indemnification.

    (a) Indemnification by the Company. The Company will indemnify and hold harmless Travel and its directors, officers and controlling persons against any and all losses, claims, damages or liabilities, joint or several, and expenses to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses (each an "Indemnified Loss") arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement as originally filed or in any amendment thereof, or in any preliminary, final or summary prospectus, or in any amendment thereof or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company will not be liable in any such case to the extent that any such Indemnified Loss (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or in any amendment thereof or in any preliminary, final or summary prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of Travel specifically for use in the registration statement or prospectus (or an amendment thereof or supplement thereto) or (y) results from the fact that Travel sold Travel Registrable Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company had previously furnished copies thereof to Travel and such final prospectus, as then amended or supplemented, corrected such misstatement or omission. Company will pay or reimburse the indemnified parties upon request for any legal or other costs or expenses incurred by them in connection with any such Indemnified Loss.

    (b) Indemnification by Holders. Travel will indemnify and hold harmless the Company and its directors, officers and controlling persons and each underwriter, dealer manager or similar securities industry professional participating in the distribution of Travel's

Registrable Shares and such securities industry professional's respective directors, officers, partners and controlling persons and any other party registering securities under such registration statement against any and all Indemnified Losses that (i) arise out of or are based on any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon written information furnished to the Company by or on behalf of Travel specifically for use in such registration statement or prospectus (or amendment thereof or supplement thereto) or (ii) result from the fact that Travel sold Travel Registrable Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company had previously furnished copies thereof to Travel and such final prospectus, as then amended or supplemented, corrected such misstatements or omission. Travel will pay or reimburse the indemnified parties upon request for any legal or other costs or expenses incurred by them in connection with any such Indemnified Loss.

    (c) Notice of Claims, etc. Promptly after receipt by an indemnified party under Section 5(a) or (b) of notice of any claim or the commencement of any action or proceeding subject to indemnification thereunder, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such Sections, promptly notify the indemnifying party in writing of the claim or the commencement of the action or proceeding; provided that the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to an indemnified party under Section 5(a) or (b) or otherwise, except to the extent the indemnifying party will have been materially prejudiced by such failure to give notice. If any such claim, action or proceeding will be brought against an indemnified party, and it will timely notify the indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, action or proceeding, the indemnifying party will not be liable to the indemnified party under, Section 5(a) or (b) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, such indemnified party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be the expense of such indemnified party unless (1) the indemnifying party has agreed to pay such fees and expenses, (2) the indemnifying party will have failed to assume the defense of such claim, action or proceeding or has failed to employ counsel reasonably satisfactory to such indemnified party in any such claim, action or proceeding or (3) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party will have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are inconsistent or in conflict with those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party will not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified party and any other indemnified parties similarly situated, which firm will be designated in writing by such indemnified parties. The indemnifying party will not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment.

    (d)   Contribution. If the indemnification provided for in Section 5(a) or
(b) is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or, liabilities (or actions or proceedings in respect thereof) or expenses referred to in Section 5(a) or (b), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Travel on other hand from the sale of the Travel Registrable Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Travel on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Travel on the other hand will be deemed to be in the same proportion as the total net proceeds from the issuance and sale of such Registrable Shares (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by Travel of Travel Registrable Shares from the resale of such Registrable Shares. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Travel of Travel Registrable Shares and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Travel agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 5(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses referred to in the first sentence of this Section 5(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any claim, action or proceeding (which will be limited as provided in Section 5(c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against' an indemnifying party under this Section 5(d), such indemnified party will notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 5(c) above has not been given with respect to such action or proceeding; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5(d) or otherwise, except to the extent the indemnifying party will have been materially prejudiced by such failure to give notice.

    Section 6. Miscellaneous.

    (a)   Amendments and Waivers.

         (1) Company's Consent. No waiver, amendment, modification or supplement of any provision of the Registration Rights Agreement incorporating the terms of this Schedule 6.14, including this Section 6(a), that adversely affects the Company shall be effective against the Company unless it is approved in writing by the Company.

         (2) Holders' Consent. No waiver, amendment, modification or supplement of any provision of the Registration Rights Agreement incorporating the terms of this Schedule 6.14, including this Section 6(a), that adversely affects Travel shall be effective against Travel unless it is approved in writing by Travel.

    (b) Termination. The Registration Rights Agreement incorporating the terms of this Schedule 6.14 will terminate with respect to a Travel Registrable Share, other than the provisions of Section 5 hereof, which will survive any such termination, at the earlier of Travel ceasing to own such Travel Registrable Share or such Travel Registrable Shares being eligible to be sold by Travel to the public through a broker, dealer or market maker in compliance with Rule 144 of the Securities Act.

    (c) Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives.

    (d) Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or sent by facsimile transmission, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or by facsimile confirmation, and (d) addressed as follows:

If to PCC:                  Paxson Communications Corporation
                            601 Clearwater Park Road
                            West Palm Beach, Florida  33401
                            Attention:  Lowell W. Paxson, President
                            Telecopier: 561-659-4252

With a copy to:             Dow, Lohnes & Albertson, PLLC
                            1200 New Hampshire Avenue, N.W.
                            Suite 800
                            Washington, D.C.  20036-6802
                            Attention:  John R. Feore, Jr.
                            Telecopier:  202-776-2222

If to Travel:               The Travel Channel, Inc.
                            150 West Brambleton Avenue
                            Norfolk, Virginia 23510-2075
                            Attention:  Alfred F. Ritter Jr., Executive Vice
                            President, and Louis F. Ryan , Executive
                            Vice President and General Counsel
                            Telecopier: 757-664-2164

With a copy to:             Willkie Farr & Gallagher
                            One Citicorp Center
                            153 East 53rd Street
                            New York, New York  10022-4669
                            Attention:  William J. Grant, Jr.
                            Telecopier:  212-821-8111

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 6.

    (e) Benefit and Binding Effect. Neither party may assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

    (f) Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement.

    (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

    (h) Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

    (i) Entire Agreement. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between PCC and Travel with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by each party against which enforcement of any such amendment, supplement, or modification is sought.

    (j) Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of either party to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 6.

    (k) Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

    IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.


                                 THE TRAVEL CHANNEL, INC.


                                 By:     /s/ Alfred F. Ritter, Jr.
                                         ---------------------------------------

                                 Name:    Alfred F. Ritter, Jr.
                                         ---------------------------------------

                                 Title:   President
                                         ---------------------------------------

                                 PAXSON COMMUNICATIONS CORPORATION

                                 By:     /s/ William L. Watson
                                        ----------------------------------------

                                 Name:    William L. Watson
                                        ----------------------------------------

                                 Title:   Vice President and Assistant Secretary
                                        ----------------------------------------